Exhibit 99.2 Press Release | For Distribution

Zix Acquires Leading Cloud-Based Backup and Recovery Provider CloudAlly

DALLAS — November 9, 2020 — Zix Corporation (Zix), (Nasdaq: ZIXI), a leading provider of cloud email security, productivity and compliance solutions, has acquired privately-held CloudAlly Ltd., an industry leader in cloud-based data backup and recovery for business.

CloudAlly Overview

Founded in 2011, Israel based CloudAlly is a pioneer of enterprise-grade, software-as-a-service (SaaS) cloud backup and recovery solutions. The company offers a robust suite of award-winning, ISO 27001 certified and GDPR/HIPAA compliant solutions for Microsoft Office 365, Google Workspace (formerly G Suite), SharePoint, OneDrive, Salesforce, Box and Dropbox. CloudAlly is a channel-first provider, serving more than 5,000 customers, 250,000 users and supported by 600 Managed Service Provider (MSP) partners. For the fiscal year ending December 31, 2020, CloudAlly is projecting to generate on a standalone basis approximately $8.0 million in Annual Recurring Revenue (ARR).

Acquisition Summary and Rationale

•	CloudAlly expands Zix’s product suite into Microsoft Office 365 backup, filling growing demand from AppRiver’s MSP channel and Zix’s value-added reseller and direct channels.

•	Complementary and synergistic go-to-market motions and end markets with no overlap in the companies’ MSP partner bases.

•	CloudAlly enables Zix to enter the cloud backup and recovery market. MarketsandMarkets estimates the cloud back up market as a $1.3 billion market growing 25%.

“Our acquisition of CloudAlly greatly enhances the Zix suite of solutions and will provide our partners and customers with another robust tool to drive further cloud adoption in their digital transformation journeys,” said David Wagner, Zix’s Chief Executive Officer. “With CloudAlly, we can now directly address the growing demand we’ve seen from partners, customers and prospects alike for an enterprise-grade cloud backup offering with a best-in-class solution. In fact, through a recent survey of our MSP partner base, we found that at least 45% confirmed they would purchase a backup solution from Zix if it became available. Cloud backup being our number one product adjacency, coupled with our proven success attaching additional products to our customer base, gives us a high level of confidence that we can leverage CloudAlly to become a greater business than just the sum of its parts. With CloudAlly, we can greatly

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Exhibit 99.2 Press Release | For Distribution

enhance our Secure Cloud platform and also mitigate concerns around ransomware which has become a large industry focus. With this transaction completed, Zix will be better positioned for profitable growth, higher attach rates, scaled customer retention, and with the opportunity to capture a greater share of the multi-billion-dollar business communications market.”

Avinoam Katz, CloudAlly’s Chief Executive Officer, commented: “A comprehensive data protection plan is more important than ever as companies around the world are focusing on cybersecurity for their remote workforce. We’re extremely excited to join forces with Zix at this time, and feel that our industry leading cloud backup service will be a complementary and valuable addition to their recently announced Secure Cloud Platform, an integrated suite of productivity, security and compliance services. This suite of services will give our rapidly growing combined customer and partner base around the world the tools they need to protect their critical cloud assets across an evolving distributed workforce.”

Financing Terms

In connection with the acquisition, Zix modified its existing senior secured term loan led by Truist Bank by adding additional borrowings of $35.0 million, bringing the total outstanding amount of the term loan to $212.2 million. The maturity date remains February 20, 2024 and carries the same interest rate (currently LIBOR plus 3.25%), which is subject to future step-downs as Zix’s leverage reduces. Additionally, Zix intends to use a portion of the additional term loan borrowing to repay all existing draws under its revolving credit facility, which will leave Zix with $25.0 million of capacity under its revolver.

On a pro forma basis, taking into effect the CloudAlly acquisition, as of December 31, 2020, Zix expects to have over $20.0 million of cash and cash equivalents and total long-term debt of $212.1 million.

“Beyond the direct benefits from an operational standpoint, our acquisition of CloudAlly should also be highly accretive from a financial perspective,” said Dave Rockvam, Zix’s Chief Financial Officer.” Its 100% subscription business and favorable profitability profile provide us with predictable adjusted EBITDA and cash flow to augment our already-robust financial base. We sought out CloudAlly because of the strong, born-in-the-cloud business they have today, but we believe that what it could be in the future represents an even more attractive ROI for Zix. Longer-term, our strong, unlevered free cash flow generation capabilities, aided by CloudAlly, have us on solid footing to comfortably service our debt obligations over time.”

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Exhibit 99.2 Press Release | For Distribution

Zix management will provide additional details on the CloudAlly acquisition and the company’s outlook on its third quarter 2020 conference call scheduled for today, Monday, November 9, 2020 at 5:00 p.m. Eastern time.

Transaction Advisors

Baker Botts and Gornitzky & Co. acted as legal advisors to Zix. Clairfield International acted as financial advisor and Gross Kleinhendler Hodak acted as legal advisor to CloudAlly.

About CloudAlly

Founded in 2011, CloudAlly provides ISO 27001 certified and GDPR/HIPAA compliant SaaS backup and recovery solutions. CloudAlly comprehensively protects Microsoft Office 365, Google Workspace (formerly G Suite), Salesforce, Dropbox, and Box SaaS data with secure automated cloud-to-cloud backup and easy recovery from any point-in-time with unlimited data retention. Additionally, CloudAlly offers unlimited storage and tier-one customer service. For more information, visit www.cloudally.com.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

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Zix Company Contact Geoff Bibby 1-214-370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Tom Colton Gateway Investor Relations 1-949-574-3860 ZIXI@gatewayir.com

Forward-Looking Statements

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including projections of CloudAlly’s future standalone financial performance, statements about future business combination and/or related financing transactions, forecasts of sales, revenue, EBITDA, ARR, earnings, earnings per share or similar financial measures, potential benefits of future business combination transactions or strategic relationships, or other statements about anticipations, beliefs,

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Exhibit 99.2 Press Release | For Distribution

expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to risks or uncertainties related to the acquisition and integration of newly acquired companies and businesses, the company’s taking on new indebtedness, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change and innovation as well as ongoing customer migration of IT solutions to the “cloud”, how privacy and data security laws may affect demand for Zix data protection solutions and uncertainty and market instability stemming from the COVID-19 pandemic and governmental actions related thereto. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent quarterly reports on Form 10-Q.

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